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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 2 to the Registration Statement (Form S-3 No. 333-41579) which Registration Statement also constitutes Post-Effective Amendment No. 6 to the Registration Statement (Form S-3 No. 333-13307) and Post-Effective Amendment No. 3 to the Registration Statement (Form S-3 No. 333-28649), and related Prospectuses of Northwest Airlines Corporation and Northwest Airlines, Inc. and to the incorporation by reference therein of (a) our reports dated January 21, 1997, with respect to the consolidated financial statements of Northwest Airlines Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein and (b) our report dated January 25, 1998, with respect to the consolidated financial statements of Northwest Airlines Corporation for the year ended December 31, 1997 included in its Current Report (Form 8-K) dated February 19, 1998, filed with the Securities and Exchange Commission.


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
                                          /s/ ERNST & YOUNG LLP
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Minneapolis, Minnesota
February 18, 1998